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                                                                    Exhibit 23.1


                               CONSENT OF COUNSEL

We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,

                                             /s/ Sichenzia, Ross & Friedman LLP

                                             SICHENZIA, ROSS & FRIEDMAN LLP

August 16, 1999